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                                                                  Execution Copy

                          SECURITIES PURCHASE AGREEMENT

                                  by and among

                         MORRIS MATERIAL HANDLING, INC.
                            (a Delaware corporation),
                                   as Issuer,

                          THE GUARANTORS NAMED HEREIN,
                                 as Guarantors,

                             CIBC OPPENHEIMER CORP.
                                       and
                              GOLDMAN, SACHS & CO.,
                              as Initial Purchasers

                                       and

                                INDOSUEZ CAPITAL,
                              as Financial Advisor

                        ---------------------------------


                           Dated as of March 23, 1998

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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                   ARTICLE I.

                                   DEFINITIONS

Section 1.1. Definitions.....................................................1
Section 1.2. Accounting Terms; Financial Statements..........................7

                                   ARTICLE II.

         ISSUE OF SECURITIES; PURCHASE AND SALE OF SECURITIES; RIGHTS OF
              HOLDERS OF SECURITIES; OFFERING BY INITIAL PURCHASERS

Section 2.1. Issue of Securities.............................................8
Section 2.2. Purchase, Sale and Delivery of Securities.......................8
Section 2.3. Registration Rights of Holders of Securities....................9
Section 2.4. Offering by the Initial Purchasers..............................9

                                  ARTICLE III.

             REPRESENTATIONS AND WARRANTIES; RESALE OF SECURITIES

Section 3.1. Representations and Warranties of the Company and
             the Guarantors..................................................9
Section 3.2. Resale of Shares...............................................24

                                   ARTICLE IV.

                         CONDITIONS PRECEDENT TO CLOSING

Section 4.1. Conditions Precedent to Obligations of the Initial Purchasers..24

                                   ARTICLE V.

                                    COVENANTS

Section 5.1. Covenants......................................................30

                                   ARTICLE VI.

                                      FEES

Section 6.1. Costs, Expenses and Taxes......................................32

                                  ARTICLE VII.

                                    INDEMNITY

Section 7.1. Indemnity......................................................33
Section 7.2. Contribution...................................................36
Section 7.3. Registration Rights............................................37

                                  ARTICLE VIII.

                                  MISCELLANEOUS

Section 8.1. Survival of Provisions.........................................38

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Section 8.2. Termination....................................................38
Section 8.3. No Waiver; Modifications in Writing............................39
Section 8.4. Information Supplied by the Initial Purchasers and
             the Financial Advisor..........................................40
Section 8.5. Communications.................................................40
Section 8.6. Execution in Counterparts......................................41
Section 8.7. Successors.....................................................41
Section 8.8. Governing Law..................................................41
Section 8.9. Severability of Provisions.....................................41
Section 8.10. Headings......................................................41

Schedule I     Principal Amount of Notes to be Purchased
Schedule II    Subsidiaries

Exhibit A      Form of Registration Rights Agreement
Exhibit B      Form of Opinion of Akin, Gump, Strauss, Hauer &
               Feld, LLP
Exhibit C      Form of Opinion of local counsel to the Guarantors

            SECURITIES PURCHASE AGREEMENT, dated as of March 23, 1998 (the "Agreement"), by and among MORRIS MATERIAL HANDLING, INC., a Delaware corporation (the "Company"), the Guarantors party hereto, CIBC OPPENHEIMER CORP. ("CIBC Oppenheimer" or an "Initial Purchaser") and GOLDMAN, SACHS & CO. ("Goldman, Sachs" or an "Initial Purchaser" and, together with CIBC Oppenheimer, the "Initial Purchasers") and INDOSUEZ CAPITAL (the "Financial Advisor").

            In consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

            Section 1.1. Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

            "Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

            "Affiliate" means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Person in question. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that beneficial ownership of at least 10% of the voting securities of a Person shall be deemed to be control.

            "Agreement" means this Agreement, including its schedules and exhibits, as the same may be amended, supplemented or modified in accordance with the terms hereof.

            "Basic Documents" means, collectively, the Indenture, the Notes, the Guarantees, the Registration Rights Agreement and this Agreement and, in each case, all other agreements, instruments and documents executed and delivered by the Company or its Subsidiaries in connection therewith.

            "Blooma" means Morris Blooma Engineering Pte Ltd.

            "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the City of New York are authorized or obligated by law to close.

            "capital interests" has the meaning set forth in Section 3.1(d).

            "Closing" has the meaning set forth in Section 2.2(b) of this Agreement.

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Commission" means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Act.

            "Commonly Controlled Entity" has the meaning set forth in Section 3.1(q) of this Agreement.

            "Credit Agreement" means the Credit Agreement, to be dated as of the date of the Closing, among the Company, MMH Holdings, Inc., Material Handling LLC, Morris Material Handling, Ltd., Mondel ULC, Kaverit Steel and Crane ULC and Canadian Imperial Bank of Commerce, as Administrative Agent, Credit Agricole Indosuez, as Syndication Agent, BankBoston, N.A., as Documentation Agent, and the lending institutions named therein.

            "Default" means any event, act or condition which, with notice or lapse of time or both, would constitute an Event of Default.

            "Enforceability Exceptions" has the meaning set forth in Section 3.1(f).

            "Environmental Law" has the meaning set forth in Section 3.1(u) of this Agreement.

            "Equity Investment" has the meaning set forth in the Memoranda.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

            "Event of Default" means any event defined as an Event of Default under the Indenture.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

            "Exchange Guarantees" means the guarantees of the Exchange Notes issued under the Indenture.


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

            "Exchange Notes" has the meaning set forth in the Registration Rights Agreement.

            "Final Memorandum" has the meaning set forth in Section 2.1 of this Agreement.

            "Financial Advisor" has the meaning set forth in the introductory paragraph of this Agreement.

            "Financing Documents" means the Credit Agreement, the Working Capital Facilities and the Surety Arrangement and, in each case, all other agreements, instruments and documents executed and delivered by the Company or its Subsidiaries in connection therewith.

            "Foreign Plans" has the meaning set forth in Section 3.1(q) of this Agreement.

            "Guarantees" means the guarantees of the Notes issued by the Guarantors under the Indenture.

            "Guarantors" means Birmingham Crane & Hoist, Inc. (formerly Double
S. Enterprises, Inc.); CMH Material Handling, LLC; EPH Material Handling, LLC (formerly EPH Distribution & Service, LLC); Harnischfeger Distribution & Service, LLC; HPH Material Handling, LLC (formerly HPH Distribution & Service,
LLC); Material Handling, LLC; MHE Technologies, Inc.; Morris Mechanical Handling, Inc.; MPH Crane, Inc.; NPH Material Handling, Inc. (formerly NPH Distribution & Service, Inc.); PHME Service, Inc.; PHMH Holding Company; Hercules S.A. de C.V.; Hydramach ULC; Kaverit Steel and Crane ULC; Mondel ULC; Morris Mechanical Handling Pty. Ltd.; Lowfile Limited; Invercoe Engineering Limited; Butters Engineering Limited; MMH (Holdings) Limited; Morris Mechanical Handling Limited; MMH International Limited; Redcrown, ULC; SPH Crane & Hoist, Inc.; Morris Material Handling, Ltd.; Material Handling Equipment Nevada Corporation; MHE Canada, ULC; Morris Material Handling, LLC; and 3014794 Nova Scotia ULC.

            "HarnCo" means Harnischfeger Corporation, a Delaware corporation.

            "Holdings" means MMH Holdings, Inc., a Delaware corporation.

            "Inactive Subsidiaries" has the meaning set forth in Section 3.1(d) of this Agreement.

            "Indemnified Party" has the meaning set forth in Section 7.1(c) of this Agreement.

            "Indemnifying Party" has the meaning set forth in Section 7.1(c) of this Agreement.


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

            "Indenture" means the indenture dated as of the Time of Purchase by and among the Company, the Guarantors and the Trustee under which the Notes and the Guarantees will be issued.

            "Initial Purchasers" has the meaning set forth in the introductory paragraph of this Agreement.

            "Lien" means, with respect to any property or assets of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets, conditional sales, or other title retention agreement having substantially the same economic effect as any of the foregoing.

            "Material Adverse Effect" means, with respect to the Company and its Subsidiaries, a material adverse effect on the business (including the MHE Business), condition (financial or otherwise), results of operations or prospects of the Company and its Subsidiaries, taken as a whole, after giving effect to each of the Transactions, or a material adverse effect on the ability of the Company or a Guarantor to perform its obligations under the Basic Documents to which it is a party, including this Agreement.

            "Material Handling LLC" means Material Handling LLC, a Delaware limited liability company.

            "Memoranda" has the meaning set forth in Section 2.1 of this Agreement.

            "MHE Business" means the Material Handling Equipment Business of Harnischfeger Industries, Inc.

            "MHE Entities" means each Subsidiary of the Company engaged in the MHE Business after giving effect to the Transactions, as if the Transactions had occurred as of the date of this Agreement.

            "MHE Investments" means MHE Investments, Inc., a Delaware corporation.

            "Morris Delivered Documents" means, collectively, the Basic Documents, the Financing Documents and the Recapitalization Documents.

            "Notes" means the $200,000,000 aggregate principal amount of 9-1/2% Senior Notes due 2008 of the Company to be issued under the Indenture.

            "October 1997 Drop Down" means the contribution on October 26, 1997 by HarnCo of the assets comprising the MHE

Business to Material Handling LLC, an indirect Subsidiary of Holdings, pursuant to the Separation Agreement.

            "Offering Materials" has the meaning provided therefor in Section 7.1(a) of this Agreement.

            "Person" means any individual, corporation, limited liability company, partnership, joint venture, incorporated or unincorporated association, joint-stock company, trust, government (or an agency or political subdivision thereof) or other entity of any kind.

            "PORTAL" means the Private Offerings, Resales and Trading through Automated Linkages Market.

            "Preferred Stock" means the preferred stock included in the units being issued pursuant to the Units Purchase Agreement.

            "Preliminary Memorandum" has the meaning set forth in Section 2.1 of this Agreement.

            "Private Exchange Notes" has the meaning set forth in the Registration Rights Agreement.

            "Proceeding" has the meaning set forth in Section 7.1(c) of this Agreement.

            "QIB" has the meaning set forth in Section 3.2 of this Agreement.

            "Recapitalization" has the meaning set forth in the Memoranda.

            "Recapitalization Agreement" means the Recapitalization Agreement, dated as of January 28, 1998, among HarnCo, the sellers named therein and MHE Investments, together with Amendment No. 1 thereto, dated as of March 5, 1998.

            "Recapitalization Documents" means the Recapitalization Agreement, together with all other agreements, instruments and documents executed and delivered, or to be executed and delivered as of the Time of Purchase, by MHE Investments, Holdings, the Company or its Subsidiaries in connection therewith, including, without limitation, the Trademark License Agreement, by and between Harnischfeger Technologies Inc. and the Company; the Confidentiality and Non-Competition Agreement, by and between Harnischfeger Industries, Inc. and the Company; the Component and Manufactured Products Supply Agreement, by and between HarnCo and the Company; the Transition Services Agreement, by and between HarnCo and the Company; the Credit Indemnification Agreement, by and between Harnischfeger Industries, Inc. and the Company; and the Assumption Agreement, by and between HarnCo and Material Handling LLC.

            "Registration Rights Agreement" means the Registration Rights Agreement dated as of the date of the Closing by and among the Company, the Guarantors, the Initial Purchasers and the Financial Advisor, substantially in the form attached hereto as Exhibit A.

            "Regulation S" has the meaning set forth in Section 3.1(ii) of this Agreement.

            "Securities" has the meaning set forth in Section 2.1 of this Agreement.

            "Separation Agreement" means the Separation Agreement, dated as of October 26, 1997, between HarnCo and Material Handling LLC.

            "Solvent" means, with respect to any Person on a particular date (i) the fair value (or present fair saleable value) of the assets of such Person will exceed the sum of its stated debts and liabilities (including identified contingent liabilities); (ii) the Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) such Person is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature; and (iv) such Person is not engaged in any business or transaction or is not about to engage in any business or transaction (including, in the case of the Company and the Guarantors, on a consolidated basis, the issuance of the Notes and the Guarantees and the application of proceeds from the sale of the Securities by the Company (and the application by Holdings of such proceeds immediately thereafter), for which at the Time of Purchase as described in the Memoranda) its property would constitute unreasonably small capital with which to carry on its business (including the MHE Business) as it is proposed to be conducted after giving due consideration to the industry in which the Person is engaged; or (v) such Person is otherwise insolvent. In computing the amount of such contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

            "State" means each of the states of the United States, the District of Columbia and the Commonwealth of Puerto Rico.

            "State Commission" means any agency of any State having jurisdiction to enforce such State's securities laws.

            "Subsidiaries" means, with respect to any Person, any corporation, partnership, joint venture, association or other business entity, whether now existing or hereafter organized or acquired, (i) in the case of a corporation, of which more than 50% of the total voting power of the capital stock entitled

(without regard to the occurrence of any contingency) to vote in the election of directors, officers or trustees thereof is held by such first-named Person or any of its Subsidiaries; or (ii) in the case of a partnership, joint venture, association or other business entity, with respect to which such first-named Person or any of its Subsidiaries has the power to direct or cause the direction of the management and policies of such entity by contract or otherwise or if in accordance with generally accepted accounting principles such entity is consolidated with the first-named Person for financial statement purposes; provided, however, that in respect of the Company, both prior to the Time of Purchase and on and after the Time of Purchase, the term "Subsidiaries" shall include, for all purposes of this Agreement, all of the MHE Entities as if the same were Subsidiaries of the Company at the time in question, except in the case of Sections 3.1(c) and 3.1(d) hereof.

            "Surety Arrangement" means the Surety Arrangement, to be dated as of the Time of Purchase, by and between an affiliate of Reliance Insurance Company and the Company.

            "Taxes" has the meaning set forth in Section 3.1(s) of this Agreement.

            "Time of Purchase" has the meaning set forth in Section 2.2(b) of this Agreement.

            "Transactions" has the meaning provided therefor in the Memoranda.

            "Trustee" means United States Trust Company of New York, as trustee under the Indenture.

            "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder.

            "Unit Purchase Agreement" means the Securities Purchase Agreement, dated as of March 23, 1998, among Holdings, as issuer, and CIBC Oppenheimer, as initial purchaser.

            "Working Capital Facilities" means the contemplated working capital facilities to be entered into after the Time of Purchase by the Company and its Subsidiaries incorporated in South Africa, Singapore and Mexico.

            Section 1.2. Accounting Terms; Financial Statements. All accounting terms used herein and not expressly defined in this Agreement shall have the respective meanings given to them in accordance with generally accepted accounting principles in the United States as the same may be in effect from time to time.

                                   ARTICLE II.

                     ISSUE OF SECURITIES; PURCHASE AND SALE
                 OF SECURITIES; RIGHTS OF HOLDERS OF SECURITIES;
                         OFFERING BY INITIAL PURCHASERS

            Section 2.1. Issue of Securities. The Company has authorized the issuance of $200,000,000 aggregate principal amount of Notes and the Guarantors have authorized the issuance of the Guarantees. The Notes and the Guarantees are referred to herein collectively as the "Securities."

            The Securities have not been registered under the Act, and will be offered and sold to the Initial Purchasers in reliance on exemptions therefrom.

            In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum dated March 5, 1998 (the "Preliminary Memorandum") and prepared a final offering memorandum dated March 23, 1998 (the "Final Memorandum" and, together with the Preliminary Memorandum, the Memoranda") setting forth or including a description of the terms of the Securities, a description of the Company, its Subsidiaries and the MHE Business and any material developments relating to the Company, its Subsidiaries and the MHE Business occurring after the date of the most recent financial statements included therein.

            Section 2.2. Purchase, Sale and Delivery of Securities.

            (a) On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees that it will sell to each Initial Purchaser, and each Initial Purchaser agrees, acting severally and not jointly, that it will purchase from the Company at the Time of Purchase the principal amount of the Notes set forth opposite the name of such Initial Purchaser on Schedule I hereto at a price equal to 97% of the principal amount thereof.

            (b) The purchase, sale and delivery of the Securities will take place at a closing (the "Closing") at the offices of Akin, Gump, Strauss, Hauer & Feld, L.L.P., 590 Madison Avenue, New York, New York, at 9:00 A.M., New York time, on March 30, 1998, or such later date and time, if any, as the Initial Purchasers and the Company shall agree. The time at which such Closing (and the concurrent closing of the Recapitalization, the Equity Investment (including, without limitation, the transactions contemplated pursuant to the Unit Purchase Agreement) and the Credit Agreement) is concluded is herein called the "Time of Purchase."

            (c) Certificates in definitive form for the Securities that the Initial Purchasers have agreed to purchase hereunder, and in such denominations and registered in such name or names as the Initial Purchasers request upon notice to the Company at least 48 hours prior to the Closing, shall be delivered by or on behalf of the Company to the nominee of The Depository Trust Company for the account of the Initial Purchasers, against payment by or on behalf of the Initial Purchasers of the purchase price therefor by wire transfer of immediately available funds wired in accordance with the written instructions of the Company. The Company will make such certificates for the Securities available for inspection by the Initial Purchasers at the offices of CIBC Oppenheimer, or such other place as the Initial Purchasers may designate, at least 24 hours prior to the Closing.

            Section 2.3. Registration Rights of Holders of Securities. The Initial Purchasers and their direct and indirect transferees of the Securities will have such rights with respect to the registration of the Securities and Exchange Notes and the Exchange Guarantees under the Act as set forth in the Registration Rights Agreement.

            Section 2.4. Offering by the Initial Purchasers. The Initial Purchasers propose to make an offering of the Securities at the price and upon the terms set forth in the Final Memorandum, as soon as practicable after this Agreement is entered into and as in the judgment of the Initial Purchasers is advisable.

                                  ARTICLE III.

              REPRESENTATIONS AND WARRANTIES; RESALE OF SECURITIES

            Section 3.1. Representations and Warranties of the Company and the Guarantors. The Company and the Guarantors jointly and severally represent and warrant to and agree with the Initial Purchasers and the Financial Advisor on and as of the date hereof and the Time of Purchase as follows:

            (a) Each of the Preliminary Memorandum and the Final Memorandum, as of its respective date and the Final Memorandum as of the Time of Purchase, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 3.1(a) do not apply to statements or omissions made in reliance upon and in conformity with information relating to the Initial Purchasers or the Financial Advisor furnished to the Company or a Guarantor in writing by the Initial Purchasers or the Financial Advisor expressly for use in the Final Memorandum or any amendment or supplement thereto or relating to the manner of sale of the Securities by the Initial Purchasers. Each of the Preliminary Memorandum and the Final Memorandum, as of its respective date and the Final Memorandum as of the Time of Purchase, contains all the information that, if requested by a prospective purchaser of the Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Act.

            (b) Price Waterhouse LLP is an independent public accounting firm with respect to the Company and the MHE Business within the meaning of the Act and the rules and regulations promulgated thereunder. The historical financial statements (including the related notes) contained in the Memoranda comply in all material respects with the requirements applicable to a registration statement on Form S-1 under the Act; such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered thereby and fairly present the financial position of the entities purported to be covered thereby at the respective dates indicated and the results of their operations and their cash flows for the respective dates indicated; the summary and selected financial data contained in the Memoranda present fairly the information shown therein and have been prepared and compiled on a basis consistent with the financial statements included therein; and the adjusted and pro forma financial information contained in the Memoranda has been prepared on a basis consistent with the historical financial statements contained in the Memoranda (except for the pro forma adjustments specified therein), includes all material adjustments to the historical financial information required by Regulation S-X under the Act and the Exchange Act to reflect the transactions described in the Memoranda, gives effect to assumptions made on a reasonable basis and fairly presents the historical and proposed transactions contemplated by the Memoranda and the Morris Delivered Documents. The statistical and market-related data included in the Memoranda are based on or derived from sources which the Company and the Guarantors believe to be reliable and accurate in all material respects or represents the Company's and the Guarantors' good faith reasonable estimates that are made on the basis of data derived from such sources.

            (c) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. As of the date hereof, the Company has no direct or indirect Subsidiaries and as of the Time of Purchase, all the MHE Entities will be direct or indirect wholly-owned Subsidiaries of the Company except as disclosed in the Memoranda. As of the date hereof, Holdings has no direct or indirect Subsidiaries other than the MHE Entities and as of the Time of Purchase, the Company will be the only directly held Subsidiary of Holdings. Each MHE Entity is (and, as of the Time of Purchase, each Guarantor will be) a corporation, limited liability company or partnership duly incorporated or organized, validly existing and in good standing under the laws of the state or other jurisdiction of its incorporation or organization and each of the Company and the MHE Entities is (and, as of the Time of Purchase, the Guarantors will be) duly qualified and in good standing as a foreign corporation, limited liability company or partnership and is (or, in the case of the Guarantors, will be) authorized to do business in each jurisdiction in which the ownership or leasing of any property or the character of its operations makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect. Each of the Company and the MHE Entities has (and, as of the Time of Purchase, the Guarantors will have) corporate power and authority to own and lease its properties and conduct its business (including the MHE Business) as described in the Memoranda. (i) Linear Motors Limited, UK Crane Services Limited, Vaughan Crane Company Ltd. and Royce Ltd. (A) are corporations wholly owned by Morris Mechanical Handling Limited, a company organized in the United Kingdom and (B) conduct no operating activities, (ii) P & H Middle East, Ltd. is a corporation wholly owned by PHMH Holding Company, a company organized in the State of Delaware and conducts no operating activities and (iii) collectively, Linear Motors Limited, UK Crane Services Limited, Vaughan Crane Company Ltd., Royce Ltd. and P & H Middle East, Ltd. (collectively, the "Inactive Subsidiaries") do not constitute a One Percent Subsidiary, as such term is defined in the Indenture.

            (d) As of the Time of Purchase (after giving effect to the Transactions), the Company will have the authorized, issued and outstanding capitalization as set forth in the Final Memorandum. All of the issued and outstanding shares of capital stock, membership interests or partnership interests (collectively, "capital interests"), as the case may be, of the Company and the MHE Entities are validly issued (and, in the case of capital stock, all of such capital stock is fully paid and nonassessable), and none of such capital interests were issued in violation of any preemptive or similar rights. As of the Time of Purchase, the Company will have no Subsidiaries other than the Guarantors, the Inactive Subsidiaries and Blooma. Schedule II hereto sets forth the name of each Subsidiary of the Company after giving effect to the Transactions, as of the Time of Purchase, the type of each class of outstanding capital interests of each such Subsidiary as of such date and the number and percentage of such capital interests to be held by the Company or its Subsidiaries, identifying the name of the Person holding such capital interests. Except as set forth in the Final Memorandum, after giving effect to the Transactions, (i) at the Time of Purchase (A) all of the issued and outstanding capital interests of the Company will be owned by Holdings, all of the issued and outstanding capital interests of Holdings will be owned as set forth under "The Transactions-The Recapitalization" and "Security Ownership of Certain Beneficial Owners and Management," in the Final Memorandum, and all of the issued and outstanding capital interests of Material Handling LLC and each other MHE Entity will be wholly owned directly or indirectly by the Company, free and clear of any Liens, except, in each case, as created in connection with the Credit Agreement and (B) there will be no outstanding subscriptions, options, warrants, rights, convertible securities or other binding agreements or commitments of any character obligating the Company or any MHE Entity to issue any securities and (ii) as of the date hereof there is, and at the Time of Purchase there will be, no agreement, understanding or arrangement among the Company or any MHE Entity and their respective capital interest holders or any other Person (other than with another MHE Entity) relating to the ownership or disposition of any capital interests in the Company or any MHE Entity, the election of directors of the Company or any MHE Entity or the governance of the Company's or any MHE Entity's affairs, except for the Stockholders' Agreement (as defined in the Memoranda), the Common Stock Registration Rights and Stockholders' Agreement, the stockholders' agreement relating to Blooma, and employment agreements, employee stock purchase agreements and option grants, in each case, between the Company and the executives named in the Final Memorandum, and such agreements will not be breached or violated as a result of the execution and delivery of, or the consummation of the transactions contemplated by, this Agreement and Morris Delivered Documents or the consummation of the Transactions.

            (e) Each of the Company, its Subsidiaries and Holdings has, or at the Time of Purchase will have, the full right, power and authority to enter into the Morris Delivered Documents (in each case, to the extent a party thereto) and to carry out their respective obligations thereunder, including, without limitation, issuing the Notes and the Guarantees in the manner and for the purpose contemplated by this Agreement and to consummate each of the Transactions to which it is a party. The execution, delivery and performance of the Morris Delivered Documents and the consummation of the transactions contemplated thereby have been, or at the Time of Purchase will have been, authorized by the Company, each of its Subsidiaries and Holdings (in each case, to the extent a party thereto), and no other proceeding or approval on the part of the Company, such Subsidiaries, Holdings or the shareholders of any of the foregoing is necessary, or will be necessary, at the Time of Purchase, to authorize the execution and delivery of the Morris Delivered Documents or the performance of any of the transactions contemplated thereby.

            (f) This Agreement has been duly authorized by the Company and at the Time of Purchase, will have been duly authorized by each of the Guarantors, and this Agreement has been duly executed and delivered by the Company and each of the Guarantors and (assuming the due authorization, execution and delivery by the Initial Purchasers and the Financial Advisor) is a valid and legally binding agreement of each of the Company and the Guarantors, enforceable in accordance with its terms except (i) that the enforcement hereof may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and to general principles of equity and the discretion of the court before which any proceeding therefor may be brought (the "Enforceability Exceptions") and (ii) as any rights to indemnity or contribution hereunder may be limited by federal and state securities laws and public policy considerations.

            (g) The Indenture, when duly executed and delivered by each of the Company and the Guarantors (assuming the due authorization, execution and delivery by the Trustee), will constitute a valid and legally binding agreement of each of the Company and the Guarantors, enforceable in accordance with its terms, subject to the Enforceability Exceptions. At the Time of Purchase, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

            (h) The Notes and the Guarantees, when issued and delivered by the Company and the Guarantors in accordance with the terms of this Agreement (and, in the case of the Notes, against payment therefor by the Initial Purchasers and assuming the due authentication thereof by the Trustee in accordance with the Indenture), will constitute valid and binding obligations of the Company and the Guarantors, respectively, entitled to the benefits of the Indenture, enforceable in accordance with their respective terms, subject to the Enforceability Exceptions. The Exchange Notes and Private Exchange Notes have been duly authorized by the Company and, when executed, issued and delivered by the Company in accordance with the terms of the Indenture and the Exchange Offer contemplated by the Registration Rights Agreement (and assuming the due authentication thereof by the Trustee in accordance with the Indenture), will constitute valid and binding obligations of the Company, enforceable in accordance with their respective terms, entitled to the benefits of the Exchange Indenture, subject to the Enforceability Exceptions. The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Act.

            (i) The Registration Rights Agreement, when duly executed and delivered by each of the Company and the Guarantors (assuming the due authorization, execution and delivery thereof by the Initial Purchasers and the Financial Advisor), will constitute a valid and legally binding agreement of each of the Company and the Guarantors, enforceable in accordance with its terms, subject to the Enforceability Exceptions and except as any rights to indemnity or contribution hereunder may be limited by federal and state securities laws and public policy considerations. No holder of securities of the Company or any Subsidiary will be entitled to have such securities registered under the Registration Rights Agreement other than as expressly permitted thereby.

            (j) Each other Morris Delivered Document, when duly executed and delivered by each of the Company, its Subsidiaries, Holdings and MHE Investments, in each case, to the extent a party thereto (assuming the due authorization, execution and delivery thereof by the other parties thereto), will constitute a valid and legally binding agreement of each of the Company, its Subsidiaries, Holdings and MHE Investments, as applicable, enforceable in accordance with its terms, subject to the Enforceability Exceptions and except as any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

            (k) The execution, delivery and performance by the Company, its Subsidiaries, Holdings and MHE Investments of the Morris Delivered Documents to which they are a party, the issuance and sale by the Company and the Guarantors of the Securities to be issued by them, the execution, delivery and performance by the Company, its Subsidiaries, Holdings and MHE Investments of all other agreements and instruments to be executed by them and delivered pursuant hereto or thereto or in connection herewith or therewith or in connection with any of the transactions contemplated hereby or thereby, and compliance by the Company, its Subsidiaries, Holdings and MHE Investments with the terms and provisions hereof and thereof, and consummation of the other Transactions (as defined in the Final Memorandum) do not and will not (i) violate any provision of any law, rule or regulation (including, without limitation, Regulation G, T, U or X of the Board of Governors of the Federal Reserve System), order, writ, judgment, decree, determination or award presently in effect or in effect at the Time of Purchase having applicability to the Company, any of its

      Subsidiaries, Holdings or MHE Investments, (ii) violate or conflict with or result in a breach of or constitute a default under the certificate of incorporation or by-laws (or similar organizational document) of the Company, any of its Subsidiaries, Holdings or MHE Investments, or, as of the Time of Purchase, any indenture or loan or credit agreement (including, without limitation, the Financing Documents), or any other material agreement or instrument which, if the Company were a reporting company pursuant to Section 13(d) or 15 of the Exchange Act, would be required to be filed pursuant to Item 601 of Regulation S-K, to which the Company, any of its Subsidiaries, Holdings or MHE Investments is or will at such time be a party or by which the Company, any of its Subsidiaries, Holdings or MHE Investments or any of their respective properties or assets may be bound or affected, other than such violations, conflicts or defaults which would not reasonably be likely to have a Material Adverse Effect or (iii) except as expressly contemplated by the Indenture and the Financing Documents, result in, or require the creation or imposition of, any Lien upon or with respect to any of the properties or assets now owned or hereafter acquired by the Company, any of its Subsidiaries, Holdings or MHE Investments, except, in each case, where such violation, conflict, default or creation or imposition of any Lien would not (individually or in the aggregate) be reasonably likely to have a Material Adverse Effect.

            (l) Immediately before and after the consummation of the Transactions, including those contemplated by this Agreement and the other Morris Delivered Documents (including the application of proceeds by the Company, and the application immediately thereafter by Holdings, from the issuance and sale of the Securities by the Company at the Time of Purchase as described in the Memoranda), the Company and its Subsidiaries, on a consolidated basis, will be Solvent.

            (m) Subsequent to the date as of which information is given in the Final Memorandum to the date hereof, except as contemplated in the Final Memorandum, there has not been (i) any event or condition that has had or that could reasonably be expected to have a Material Adverse Effect, (ii) any transaction entered into by the Company or any of its Subsidiaries that is material to the Company or its Subsidiaries, taken as a whole, other than in the ordinary course of business, or (iii) any dividend, redemption or distribution of any kind declared, paid or made by the Company on its common stock.

            (n) There is no action, suit, investigation or proceeding, governmental or otherwise, in law or in equity, or before any commission or other administrative authority, in any jurisdiction in which the Company or its Subsidiaries conducts business, pending or, to the knowledge of the Company and the Guarantors, threatened to which the Company or any of its Subsidiaries is or would be a party or of which the properties or assets of the Company or its Subsidiaries are or may be subject, that (i) seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance and sale of the Securities by the Company or any of the other transactions contemplated by the Morris Delivered Documents or any of the Transactions,
      (ii) questions the legality or validity of any such transactions or seeks to recover damages or obtain other relief in connection with any such transactions or (iii) could reasonably be expected to have a Material Adverse Effect. There are no legal or governmental proceedings that would be required by the Act to be described in a prospectus relating to the Securities that are not described in the Final Memorandum.

            (o) Neither the Company nor any of its Subsidiaries is currently or, after giving effect to the consummation of the transactions contemplated by this Agreement and the other Transactions, will be (i) in violation of its respective certificate of incorporation or by-laws (or similar organizational document), (ii) in default (nor will an event occur which with notice or passage of time or both would constitute such a default) under or in violation of any indenture or loan or credit agreement or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets may be bound or affected, (iii) in violation of any order of any court, arbitrator or governmental body, or
      (iv) in violation of or will have violated any statute, rule or regulation of any governmental authority, except in each case, which default or violation (individually or in the aggregate) could not reasonably be expected to (x) affect the legality, validity or enforceability of any of the Morris Delivered Documents in any material respect or (y) have a Material Adverse Effect.

            (p) There are no material licenses, franchises, permits and other governmental authorizations held by the Company or any of its Subsidiaries with respect to the conduct of their respective businesses that are not accurately described in the Memoranda, each, as of their respective dates. No authorization, consent, approval, license, qualification or formal exemption from, nor any filing, declaration or registration with, any court, governmental agency or regulatory authority or any securities exchange is required in connection with the execution, delivery or performance by the Company or any of its Subsidiaries (to the extent they are a party thereto) of any of the Morris Delivered Documents or consummation of any of the transactions contemplated thereby or consummation of any of the other Transactions, except (i) as may be required under state securities or "blue sky" laws or the laws of any foreign jurisdiction, (ii) such as have been obtained or made, (iii) as may be required under the Act, the Exchange Act and the Trust Indenture Act in connection with the performance of obligations under the Registration Rights Agreement, (iv) as may be required under the Exchange Act after the Time of Purchase or
      (v) as would not (individually or in the aggregate) be reasonably likely to have a Material Adverse Effect. All such authorizations, consents, approvals, licenses, qualifications, exemptions, filings, declarations and registrations set forth in the Final Memorandum (other than as disclosed therein) which are required to have been obtained by the date hereof have been obtained or made, as the case may be, and are in full force and effect and not the subject of any pending or, to the best knowledge of the Company and the Guarantors, threatened attack by appeal or direct proceeding or otherwise except as would not reasonably be likely to have a Material Adverse Effect.

            (q) Neither the execution and delivery of this Agreement or the Morris Delivered Documents, the sale of the Securities to the Initial Purchasers, nor the consummation of the Transactions will involve any non-exempt prohibited transaction within the meaning of Section 406 of ERISA, or Section 4975 of the Code on the part of the Company or any of its Subsidiaries. The representation made by the Company and the Guarantors in the preceding sentence is made in reliance upon and subject to the accuracy of, and compliance with, the representations and covenants made or deemed made by the purchasers of Notes from the Initial Purchasers as set forth in the Final Memorandum under "Notice to Investors." The present value of all benefits vested under each Employee Benefit Plan maintained by the Company or its Subsidiaries or any person or entity treated with any such Person as a single employer under Section 414 of ERISA (a "Commonly Controlled Entity") (based on the current liability, interest rate and other assumptions used in preparation of the plan's Form 5500 Annual Report) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such plan allocable to such accrued benefits. Neither the Company, any of its Subsidiaries, nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan (as defined in ERISA), and neither the Company, any of its Subsidiaries, nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Company, any Subsidiary, or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which such representation is made or deemed made. No such Multiemployer Plan is in reorganization or insolvent. There are no material liabilities of the Company, any of its Subsidiaries, or any Commonly Controlled Entity for post-retirement benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as described in Section 3(l) of ERISA). The Company and each of its Subsidiaries are substantially and in all material respects in compliance with all applicable laws with respect to all employee benefit plans maintained or contributed to in respect of employees other than those employed in the United States ("Foreign Plans"). There are no material unfunded liabilities of the Company or its Subsidiaries in respect of the Foreign Plans.

            (r) Each of the Company and its Subsidiaries has good and marketable title to all real property described in the Final Memorandum as being owned by it and good and valid title to, or valid and enforceable leasehold interests in, all properties and assets identified in the Final Memorandum as owned or leased, respectively, by each of them (including, without limitation, all those transferred to Material Handling LLC in the October 1997 Drop-Down), free and clear of all material Liens, except (i) such Liens as are described in the Final Memorandum or (ii) Liens created in the ordinary course of business which are Permitted Liens (as defined in the Indenture). All material leases, contracts and agreements, including those referred to in the Memoranda, to which the Company or any of the Subsidiaries is a party or by which any of them are bound are in full force and effect and are valid and enforceable in accordance with their terms, except for the Enforceability Exceptions. There is not under any such material lease, contract or agreement any default by the Company or any such Subsidiary, or any default that with notice or lapse of time or both would constitute such a default by the Company or any such Subsidiary and with respect to which the Company or such Subsidiary has not taken adequate steps to prevent such default from occurring. To the knowledge of the Company and its Subsidiaries, there is not under any such material lease, contract or agreement any default by any other party thereto or any event that with notice or lapse of time or both would constitute such a default thereunder by such party.

            (s) All tax returns required to be filed by the Company or any of its Subsidiaries in any jurisdiction (including foreign jurisdictions) have been duly filed, neither the Company nor any Subsidiary is in default in the payment of any taxes, assessments, fees and other charges including, without limitation, withholding taxes, penalties, and interest ("Taxes") with respect thereto, except where the failure to so pay could not reasonably be expected to have a Material Adverse Effect. There are no actual or, to the knowledge of the Company and its Subsidiaries, proposed additional tax assessments for any fiscal period against the Company or any of its Subsidiaries that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect.

            (t) Giving effect to the Transactions, there are no material copyrights, patents, trade names, service marks or domain names, whether registered or at common law, or applications therefor that are pending or in the process or preparation (collectively, the "Intellectual Property Rights") that are directly or indirectly owned, licensed, used, required for use or controlled in whole or in part by the Company or its Subsidiaries, and no material licenses or other agreements allowing the Company or its Subsidiaries to use Intellectual Property Rights of third parties that, in any such case, are not accurately described in the Final Memorandum. Except as otherwise described in the Final Memorandum, the Company and its Subsidiaries are the sole and exclusive owners of the Intellectual Property Rights described therein, free and clear of any Lien (other than Permitted Liens) and such Intellectual Property Rights have not been and are not being challenged in any way or involved in any pending or threatened unfair competition proceeding. There has been and is no claim challenging the scope, validity or enforceability of any of the Intellectual Property Rights. To the knowledge of the Company and its Subsidiaries neither the Company nor any of its Subsidiaries has infringed, or is infringing or is subject to any unfair competition claim with respect to any Intellectual Property Rights, or any other proprietary or other intellectual property right of any person or entity and neither the Company nor any of its Subsidiaries has received or has any knowledge, after due inquiry, of any such claim or other notice of any such violation or infringement.

            (u) Except as described in the Final Memorandum, each of the Company and its Subsidiaries is in compliance with all federal, state, local and foreign laws, and any rules, regulations, orders, decrees, judgments or injunctions issued or promulgated thereunder relating to pollution and protection of public and employee health and the environment ("Environmental Law") and with the terms and conditions of any permit, license or approval required thereunder in connection with the ownership, operation or use of its business, property and assets where the failure to be in such compliance could reasonably be expected to have, individually or in the aggregate, a Material

      Adverse Effect; none of the Company or any of its Subsidiaries is subject to any liability, absolute or contingent, under any Environmental Law which liability would, individually or in the aggregate, be reasonably likely to result in a Material Adverse Effect; and there is no civil, criminal or administrative action, suit, demand, hearing, notice of violation or deficiency, investigation, proceeding or notice of potential responsibility or liability or demand letter or request for information pending or, to the best knowledge of the Company and the Guarantors, threatened against the Company or any of its Subsidiaries under any Environmental Law which, if determined adversely to the Company or any such Subsidiary, would, individually or in the aggregate, be reasonably likely to result in a Material Adverse Effect.

            (v) There has been no resignation or termination of employment of any officer or key employee of the Company or any Subsidiary and neither the Company nor any Guarantor has any knowledge of any impending or threatened resignation or termination of employment in any case that would have a Material Adverse Effect. Except as set forth in the Memoranda, neither the Company nor any Subsidiary has entered into any severance or similar arrangement in respect of any present or former employees that would be required to be disclosed in a prospectus relating to the Securities under the Act. There is no strike, labor dispute, slowdown or work stoppage with the employees of the Company or any of its Subsidiaries which is pending or, to the best knowledge of the Company and the Guarantors, threatened.

            (w) Neither the Company nor any Subsidiary has, since the date of the latest audited financial statements contained in the Memoranda, sustained any loss or interference with its business from fire, explosion, flood, accident or other calamity, whether or not covered by insurance, or from any labor dispute, or has become a party to or the subject of any litigation, court or governmental action, investigation, order or decree, in any case otherwise than as set forth in the Final Memorandum, which in any case has had, or would reasonably be expected to have, a Material Adverse Effect.

            (x) Each of the Company and its Subsidiaries carries insurance (including self insurance) in such amounts and covering such risks as in its reasonable determination is adequate for the conduct of its business (including the MHE Business) and the value of its properties.

            (y) On or prior to the date hereof, there were transferred by HarnCo to Material Handling LLC all of the assets described in the Separation Agreement required to be so transferred thereunder. After giving effect to such transfers, Material Handling LLC has good and marketable title to all such assets, and none of such assets are subject to any Lien except Permitted Liens. At the Time of Purchase, Material Handling LLC will be a wholly-owned direct Subsidiary of the Company, and the Company will own valid title to all of the membership interests of Material Handling LLC free and clear of any Liens except Permitted Liens and all of the assets relating to the MHE Business will be owned directly or indirectly by the Company as contemplated in the Recapitalization Agreement except as disclosed under "Certain Relationships and Related Transactions" in the Memoranda.

            (z) Each of the Morris Delivered Documents conform in all material respects to the descriptions thereof in the Final Memorandum to the extent such Morris Delivered Documents would be required by the Act to be described in a prospectus relating to the Securities. There are no contracts or other documents that would be required by the Act to be described in a prospectus relating to the Securities that are not described in the Final Memorandum.

            (aa) The Company has delivered to the Initial Purchasers a true and correct copy of the Recapitalization Agreement, together with all related agreements or forms of agreement and all schedules and exhibits thereto (including the Recapitalization Documents), and as of the date hereof there have been no amendments, alterations, modifications or waivers of any of the provisions thereof since its applicable date of execution or from the form in which any such agreement has been delivered to the Initial Purchasers, except for any such amendment, modification or waiver a copy of which has been delivered to the Initial Purchasers. There exists as of the date hereof no event or condition that would constitute a breach or default by any of the parties to the Recapitalization Agreement or such other agreement that would result in a Material Adverse Effect or materially adversely affect the ability to consummate any of the Transactions.

            (bb) The Company and its Subsidiaries (i) make and keep accurate books and records and (ii) maintain internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's specific authorization, (B) transactions are recorded as necessary to permit preparation of their consolidated financial statements and to maintain accountability for their assets, (C) access to their assets is permitted only in accordance with management's specific authorization and (D) the reported accountability for their assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (cc) None of the Company, any of its Subsidiaries, nor, to the Company's and the Guarantors' knowledge, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of the Subsidiaries, has (i) used any funds of the Company or any of its Subsidiaries during the last five years for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any unlawful payment to any foreign or domestic government official or employee from corporate funds, (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, or (iv) made any bribe, rebate, influence payment, kickback or other unlawful payment which, in each instance, could reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries. Neither the Company nor any of its Subsidiaries does business with the government of Cuba or any person or affiliate thereof located in Cuba within the meaning of Florida Statutes Section 517.075.

            (dd) Neither the Company nor any Subsidiary is, or at the Closing Date will be, (i) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" thereof, within the meaning of the Public Utility Holding Company Act of 1935, as amended or (ii) an "investment company" or a company "controlled by" an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

            (ee) Assuming the accuracy of the Initial Purchasers' representations and warranties set forth in Section 3.2 hereof and the due performance by the Initial Purchasers of the covenants and agreements set forth in Section 3.2 hereof, no form of general solicitation or general advertising was used by the Company, any of its Subsidiaries or any of their respective representatives in connection with the offer and sale of the Securities or any other similar securities of the Company or any of its Subsidiaries. Neither the Company, any of its Subsidiaries nor any Person authorized to act for any of them has, either directly or indirectly, sold or offered for sale any of the Securities, or solicited any offers to buy any thereof from, or has otherwise approached or negotiated in respect thereof with, any Person or Persons other than with or through the Initial Purchasers; and assuming the accuracy of the Initial Purchasers' representations and warranties set forth in Section
      3.2 hereof and the due performance by the Initial Purchasers of the covenants and agreements set forth in Section 3.2 hereof, and the Company agrees that neither it, any of its Subsidiaries nor any Person acting on its or their behalf will sell or offer for sale any Securities to, or solicit any offers to buy any Securities from, or otherwise approach or negotiate in respect thereof with, any Person or Persons so as thereby to bring the issuance or sale of any of the Securities within the provisions of Section 5 of the Act.

            (ff) Assuming the accuracy of the Initial Purchasers' representations and warranties set forth in Section 3.2 hereof, and the due performance by the Initial Purchasers of the covenants and agreements set forth in Section 3.2 hereof, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchasers and the offer, resale and delivery of the Securities by the Initial Purchasers in the manner contemplated by this Agreement and the Memoranda to register them under the Act or to qualify the Indenture under the Trust Indenture Act.

            (gg) No securities of the Company or any of its Subsidiaries are of the same class (within the meaning of Rule 144A under the Act) as any of the Securities and listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated inter-dealer quotation system. Neither the Company nor any of its Subsidiaries have, directly or indirectly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Act), which is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Act.

            (hh) Neither the Company nor any of its Subsidiaries has taken, nor will any of them take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of any of the Securities or that is prohibited by Regulation M under the Exchange Act.

            (ii) None of the Company, its Subsidiaries, any of their respective Affiliates or any person acting on its or their behalf (other than the Initial Purchasers) has engaged in any directed selling efforts (as that term is defined in Regulation S under the Act ("Regulation S") with respect to any of the Securities and the Company, its Subsidiaries and their respective Affiliates and any person acting on its or their behalf (other than the Initial Purchasers) have acted in accordance with the offering restrictions requirement of Regulation S.

            (jj) No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the Preliminary Memorandum or the Final Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

            (kk) Except as stated in the Final Memorandum, the Company does not know of any claims for services, either in the nature of a broker's commission, finder's fee or financial advisory fee, with respect to the offering of the Securities and the transactions contemplated by the Final Memorandum.

Any Certificate signed by any officer of the Company or any Guarantor and delivered to the Initial Purchasers or to counsel for the Initial Purchasers shall be deemed a joint and several representation by the Company and the Guarantors to the Initial Purchasers as to the matters covered thereby.

            Section 3.2. Resale of Shares. Each Initial Purchaser and the Financial Advisor represents and warrants (as to itself only) that it is a "qualified institutional buyer" as defined in Rule 144A under the Act ("QIB"). Each Initial Purchaser and the Financial Advisor, severally and not jointly, agrees with the Company and the Guarantors that (a) it has not and will not, directly or indirectly, solicit offers for, or offer or sell, any of the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act; (b) has not and will not, directly or indirectly, engage in any "directed selling efforts" (as defined in Regulation S under the Act); and (c) it has and (except in the case of the Financial Advisor, which will not solicit offers for the Securities or offer the Securities) will solicit offers for the Securities only from, and will offer the Securities only to (i) in the case of offers inside the United States, Persons whom it reasonably believes to be QIBs or, if any such Person is buying for one or more institutional accounts for which such Person is acting as fiduciary or agent, only when such Person has represented to it that each such account is a QIB, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in transactions under Rule 144A and (ii) in the case of offers outside the United States, to Persons other than U.S. Persons ("foreign purchasers," which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)). The Company acknowledges and agrees that the Initial Purchasers may sell Securities to any Affiliate of an Initial Purchaser or of the Financial Advisor and that any such Affiliate may sell Securities purchased by it to an Initial Purchaser or the Financial Advisor.

                                   ARTICLE IV.

                         CONDITIONS PRECEDENT TO CLOSING

            Section 4.1. Conditions Precedent to Obligations of the Initial Purchasers. The obligation of each Initial Purchaser to purchase the Securities to be purchased by it hereunder is subject to the satisfaction of the following conditions:

            (a) At the Time of Purchase, the Initial Purchasers shall have received (i) an opinion, addressed to the Initial Purchasers and the Financial Advisor in form and substance satisfactory to counsel to the Initial Purchasers and the Financial Advisor and dated the Time of Purchase, from each of (A) Akin, Gump, Strauss, Hauer & Feld, LLP, counsel to the Company, in substantially the form set forth in Exhibit B hereto, and (B) local counsel to the Company in each jurisdiction in which the Guarantors are incorporated other than Delaware, Pennsylvania, New York and Texas, in substantially the form set forth in Exhibit C hereto and
      (ii) a reliance letter, addressed to the Initial Purchasers and the Financial Advisor, in form and substance satisfactory to counsel to the Initial Purchasers and the Financial Advisor and dated the Time of Purchase, from each of (A) Akin, Gump, Strauss, Hauer & Feld, LLP, counsel to the Company, entitling the Initial Purchasers and the Financial Advisor to rely upon their opinion being issued to the lenders under the Credit Facilities relating to the Financing Documents and dated the Time of Purchase and (B) Kirkland & Ellis, counsel to HarnCo, entitling the Initial Purchasers and the Financial Advisor to rely upon their opinion being issued to the Company relating to the Recapitalization Documents and dated the Time of Purchase, which opinion shall be substantially in the form attached as Exhibit H to the Recapitalization Agreement.

            (b) The Initial Purchasers and the Financial Advisor shall have received an opinion, addressed to the Initial Purchasers and the Financial Advisor in form and substance satisfactory to the Initial Purchasers and the Financial Advisor and dated the Time of Purchase, of Willkie Farr & Gallagher, counsel to the Initial Purchasers and the Financial Advisor, as to such matters as the Initial Purchasers and the Financial Advisor shall reasonably request.

            In rendering such opinions in accordance with Sections 4.1(a) and
      (b), each such counsel may rely as to factual matters upon certificates or other documents furnished by officers and directors of the Company or the Guarantors and representations of the Initial Purchasers and by government officials, and upon such other documents as such counsel deem appropriate as a basis for their opinion. Each such counsel may specify the jurisdictions in which it is admitted to practice and that it is not admitted to practice in any other jurisdiction or an expert in the law of any other jurisdiction. To the extent such opinion concerns the laws of any other such jurisdiction such counsel may rely upon the opinion of counsel (satisfactory to the Initial

      Purchasers) admitted to practice in such jurisdiction. Any opinion relied upon by such counsel as aforesaid shall be delivered to the Initial Purchasers together with the opinion of such counsel, which opinion shall state that such counsel believes that their and the Initial Purchasers' reliance thereon is justified.

            (c) The Initial Purchasers shall have received from Price Waterhouse LLP a comfort letter or letters dated the date hereof and the Time of Purchase in form and substance satisfactory to counsel to the Initial Purchaser.

            (d) The Initial Purchasers shall have received a report from Valuation Research Corporation, in form and substance satisfactory to counsel to the Initial Purchasers, indicating that the Company and its Subsidiaries, on a consolidated basis, is Solvent, before and after giving effect to the Transactions, including those contemplated by this Agreement and the other Morris Delivered Documents (including the application of proceeds by the Company, and the application immediately thereafter by Holdings, from the issuance and sale of the Notes by the Company and the issuance of the Guarantees by the Guarantors at the Time of Purchase as described in the Final Memorandum).

            (e) The representations and warranties made by the Company and the Guarantors herein shall be true and correct in all material respects (except for changes expressly provided for in this Agreement) on and as of the Time of Purchase with the same effect as though such representations and warranties had been made on and as of the Time of Purchase, after giving effect to the consummation of all of the Transactions; the Company and the Guarantors shall have complied in all material respects with all agreements as set forth in or contemplated hereunder and in the other Basic Documents required to be performed by the Company and the Guarantors at or prior to the Time of Purchase.

            (f) Subsequent to the date of the Final Memorandum, there shall not have been any change which has had or could be reasonably likely to have a Material Adverse Effect.

            (g) At the Time of Purchase, after giving effect to the consummation of the transactions contemplated by this Agreement, the other Morris Delivered Documents and the other Transactions, there shall exist no Default or Event of Default on the part of the Company or its Subsidiaries.

            (h) The purchase of and payment for the Securities by the Initial Purchasers hereunder shall not be prohibited or enjoined (temporarily or permanently) by any applicable law or governmental regulation (including, without limitation,

      Regulation G, T, U or X of the Board of Governors of the Federal Reserve System).

            (i) At the Time of Purchase, the Initial Purchasers shall have received a certificate, dated the Time of Purchase, and executed by the President and the Vice President - Finance of the Company, to the effect that:

                  (i) All of the representations and warranties of the Company and the Guarantors set forth in this Agreement are true and correct as if made on and as of the Time of Purchase and the Company and each of the Guarantors have complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Time of Purchase.

                  (ii) The issuance and sale of the Securities pursuant to this
            Agreement and the Final Memorandum and the consummation of the Transactions have not been enjoined (temporarily or permanently) and no restraining order or other injunctive order has been issued and there has not been any legal action, order, decree or other administrative proceeding instituted or threatened against the Company or any of the Guarantors relating to the issuance of the Securities or in connection with any of the other Transactions.

                  (iii) Subsequent to the date of this Agreement and since the date of the most recent financial statements in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), there has not occurred (A) any change, or any development involving a prospective change, in or affecting the general affairs, management, business, condition (financial or other), properties, prospects or results of operations of the Company or the Subsidiaries or the MHE Business, both before and after giving effect to the Recapitalization and the other Transactions, not contemplated by the Final Memorandum that would materially adversely affect the market for the Securities, or (B) any event or development relating to or involving any of the Company or the Subsidiaries that makes any statement made in the Final Memorandum untrue or that requires the making of any addition to or change in the Final Memorandum in order to state a material fact required by any applicable law, rule or regulation to be stated therein or necessary in order to make the statements therein not misleading.

                  (iv) There has not been any change in the capital stock of the
            Company or any of its Subsidiaries nor any material increase in the consolidated short-term or long-term debt of the Company from that set forth in or contemplated in the Final Memorandum and the Company and the Subsidiaries have no liabilities or obligations, contingent or otherwise (whether or not in the ordinary course of business), that are material to the Company, its Subsidiaries and the MHE Business, taken as a whole, both before and after giving effect to the Recapitalization and the other Transactions, other than those reflected in the Final Memorandum.

            (j) At the Time of Purchase, each of the Morris Delivered Documents and the other material documents pertaining to the Transactions shall have been executed and delivered by the respective parties thereto and shall be in full force and effect.

            (k) Contemporaneously with the Time of Purchase, the Recapitalization and each other transaction contemplated in the Recapitalization Documents shall be consummated on the terms set forth in the Recapitalization Agreement and such other Recapitalization Documents as in effect as of the date hereof.

            (l) Contemporaneously with the Time of Purchase, the Company shall have received at least $55 million aggregate cash proceeds from borrowings under the Credit Agreement.

            (m) Contemporaneously with the Time of Purchase, the transactions contemplated under the Unit Purchase Agreement shall have been consummated and Holdings shall have received at least $60 million aggregate gross cash proceeds (less applicable commissions) from the unit offering contemplated therein.

            (n) HarnCo shall have received at least $54 million aggregate cash proceeds from MHE Investments, and all other transactions contemplated in connection with the Equity Investment (including the retention by HarnCo of capital interests in Holdings with aggregate implied value of not less than $12 million) shall have been consummated.

            (o) The Company shall have redeemed or repurchased 100 shares, representing 50% of its issued and outstanding shares, of common stock from Holdings for aggregate cash consideration of $225 million.

            (p) Holdings shall have redeemed or repurchased 1,512.317 shares of its Series C Preferred Stock and 88,319.182 shares of its common stock, representing 75% of its issued and outstanding shares of capital stock from HarnCo for aggregate cash consideration of $282 million.

            (q) Each of the Morris Delivered Documents and the other material documents pertaining to the Transactions shall be reasonably satisfactory in form and substance to the Initial Purchasers and shall have been executed and delivered by all the respective parties thereto and shall be in full force and effect.

            (r) All proceedings taken in connection with the issuance of the Securities (including the due authentication thereof by the Trustee) and the transactions contemplated by this Agreement, the other Morris Delivered Documents and the other material documents pertaining to the Transactions and all documents and papers relating thereto shall be satisfactory to the Initial Purchasers and counsel to the Initial Purchasers. The Initial Purchasers and counsel to the Initial Purchasers shall have received copies of such papers and documents as they may reasonably request in connection therewith, including, without limitation, true and correct copies of each of the Morris Delivered Documents certified as such by an officer of the Company, all in form and substance reasonably satisfactory to them.

            (s) The issuance and sale of the Securities hereunder shall not have been enjoined (temporarily or permanently) at the Time of Purchase.

            (t) There shall not have been any announcement by any "nationally recognized statistical rating organization," as defined for purposes of Rule 436(g) under the Act, that (A) it is downgrading its rating assigned to the Notes of the Company or the Preferred Stock included within the units being issued by Holdings pursuant to the Unit Purchase Agreement, or
      (B) it is reviewing its rating assigned to such securities of the Company or Holdings with a view to possible downgrading, or with negative implications, or direction not determined.

            (u) The Securities shall have been approved by the NASD for trading in the PORTAL Market and accepted by The Depository Trust Company for clearance and settlement through The Depository Trust Company.

      On or before the Time of Purchase, the Initial Purchasers and counsel to the Initial Purchasers shall have received such further documents, opinions, certificates and schedules or other instruments relating to the business, corporate, legal and financial affairs of the Company and its Subsidiaries as they may reasonably request.

                                   ARTICLE V.

                                    COVENANTS

            Section 5.1. Covenants. The Company and the Guarantors, as the case may be, covenant and agree with the Initial Purchasers and the Financial Advisor that:

            (a) The Company will not amend or supplement the Final Memorandum or any amendment or supplement thereto of which the Initial Purchasers shall not previously have been advised and furnished a copy for a reasonable period of time prior to the proposed amendment or supplement and as to which the Initial Purchasers shall not have given their consent, which consent shall not be unreasonably withheld. The Company will promptly, upon the reasonable request of the Initial Purchasers or counsel to the Initial Purchasers, make any amendments or supplements to the Preliminary Memorandum or the Final Memorandum that may be necessary or advisable in the opinion of the Initial Purchasers or counsel to the Initial Purchasers to make the statement therein not misleading or in connection with the resale of the Securities by the Initial Purchasers.

            (b) The Company will cooperate with the Initial Purchasers in arranging for the qualification of the Securities for offering and sale under the securities or "blue sky" laws of such jurisdictions as the Initial Purchasers may designate and will continue such qualifications in effect for as long as may be reasonably necessary to complete the resale of the Securities; provided, however, that in connection therewith, the Company shall not be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to service of process in suits or taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.

            (c) If, at any time prior to the completion of the distribution by the Initial Purchasers of the Securities, any event occurs or information becomes known as a result of which the Final Memorandum as then amended or supplemented would include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary at any time to amend or supplement the Final Memorandum to comply with applicable law, the Company will immediately notify the Initial Purchasers thereof (who thereafter will not use such Final Memorandum until appropriately amended or supplemented) and will prepare, at the expense of the Company, an amendment or supplement to the Final Memorandum that corrects such statement or omission or effects such compliance; provided, however, that the Company's obligation hereunder shall not be applicable to the extent resale by the Initial Purchasers may be accomplished pursuant to a registration statement filed by the Company pursuant to the Registration Rights Agreement.

            (d) The Company will, without charge, provide to the Initial Purchasers and the Financial Advisor and to counsel to the Initial Purchasers and the Financial Advisor as many copies of the Preliminary Memorandum and the Final Memorandum or any amendment or supplement thereto as they may reasonably request.

            (e) The Company will apply the net proceeds from the sale of the Securities as set forth under "Use Of Proceeds" in the Final Memorandum.

            (f) For and during the period ending on the date no Securities are outstanding, the Company will furnish to the Initial Purchasers and the Financial Advisor copies of all reports and other communications (financial or otherwise) furnished by the Company to the holders of its securities generally and, promptly after available, copies of any reports or financial statements furnished to or filed by the Company with the Commission or any national securities exchange on which any class of securities of the Company may be listed.

            (g) None of the Company or any of its Affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Act) which could be integrated with the sale of any of the Securities in a manner which would require the registration under the Act of any of the Securities.

            (h) The Company will not, and will not permit any of its Subsidiaries to, solicit any offer to buy or offer to sell the Securities by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

            (i) For so long as any of the Securities remain outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Act and not salable in full under Rule 144 under the Act (or any successor provision), the Company will make available, upon request, to any seller of such Securities the information specified in Rule 144A(d)(4) under the Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.

            (j) The Company will use its reasonable best efforts to (i) permit the Securities to be included for quotation on PORTAL and (ii) permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

            (k) During the period beginning from the date hereof and continuing until the Time of Purchase, the Company will not offer, sell, contract to sell or otherwise dispose of, except as provided in this Agreement, any securities of the Company that are substantially similar to the Securities, without the prior written consent of the Initial Purchasers.

            (l) The Company and the Guarantors will use their reasonable best efforts to do and perform all things required to be done and performed by them under this Agreement and the other Basic Documents prior to or after the Closing and to satisfy all conditions precedent on their part to the obligations of the Initial Purchasers to purchase and accept delivery of the Securities.

                                   ARTICLE VI.

                                      FEES

            Section 6.1. Costs, Expenses and Taxes. The Company and the Guarantors agree, jointly and severally, to pay all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 8.2 hereof, including, but not limited to, all costs and expenses incident to (i) its negotiation, preparation, printing, typing, reproduction, execution and delivery of this Agreement and each of the other Basic Documents, any amendment or supplement to or modification of any of the foregoing and any and all other documents furnished pursuant hereto or thereto or in connection herewith or therewith, (ii) any costs of printing the Preliminary Memorandum and the Final Memorandum and any amendment or supplement thereto (iii) all arrangements relating to the delivery to the Initial Purchasers of copies of the foregoing documents, (iv) the fees and disbursements of the counsel, the accountants and any other experts or advisors retained by the Company, (v) preparation (including printing), issuance and delivery to the Initial Purchasers of the Securities, including transfer agent fees, (vi) the qualification of the Securities under state securities and "blue sky" laws, including filing fees and reasonable fees and disbursements in connection with such counsel's preparation of "blue sky" memoranda, not to exceed $5,000, of counsel to the Initial Purchasers and the Financial Advisor relating thereto,
(vii) its respective expenses and the cost of any private or chartered jets in connection with any meetings with prospective investors in the Securities,
(viii) fees and expenses of the Trustee, including fees and expenses of counsel to the Trustee, (ix) all expenses and listing fees incurred in connection with the application for quotation of the Securities on PORTAL, (x) any fees charged by investment rating agencies for the rating of the Securities and (xi) except as limited by Article VII, all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses), if any, in connection with the enforcement of this Agreement, the Securities or any other agreement furnished pursuant hereto or thereto or in connection herewith or therewith. In addition, the Company and the Guarantors shall pay, jointly and severally, any and all stamp, transfer and other similar taxes (but excluding any income, franchise, personal property, ad valorem or gross receipts taxes) payable or determined to be payable in connection with the execution and delivery of this Agreement, any of the other Basic Documents or the issuance of the Securities, and shall save and hold the Initial Purchasers and the Financial Advisor harmless from and against any and all liabilities with respect to or resulting from any delay in paying, or omission to pay, such taxes (other than if such delay is caused by the Initial Purchasers).

                                  ARTICLE VII.

                                    INDEMNITY

            Section 7.1. Indemnity.

            (a) Indemnification by the Company and the Guarantors. The Company and the Guarantors agree and covenant to jointly and severally hold harmless and indemnify the Initial Purchasers, the Financial Advisor and any director, officer, employee, agent or controlling Person of any of the foregoing from and against any losses, claims, damages, liabilities and expenses (including expenses of investigation) to which the Initial Purchasers, the Financial Advisor and such Affiliates of the Initial Purchasers or the Financial Advisor may become subject arising out of or based upon any untrue statement or alleged untrue statement of any material fact contained in the Memoranda and any amendments or supplements thereto, any documents filed with the Commission or any State Commission (collectively, the "Offering Materials") or arising out of or based upon the omission or alleged omission to state in any of the Offering Materials a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company and the Guarantors shall not be liable under this paragraph (a) to the extent that such losses, claims, damages or liabilities arose out of or are based upon an untrue statement or omission or alleged untrue statement or omission made in any of the documents referred to in this paragraph (a) in reliance upon and in conformity with the information relating to the Initial Purchasers or the Financial Advisor furnished in writing by the Initial Purchasers or the Financial Advisor for inclusion therein (or to the extent such losses, claims, damages or liabilities arose out of or are based upon a breach by an Initial Purchaser or the Financial Advisor for any representation or warranty contained in Section 3.2 of this Agreement); provided, further, that the Company and the Guarantors shall not be liable under this paragraph (a) to the extent that such losses, claims, damages or liabilities arose out of or are based upon an untrue statement or omission or alleged untrue statement or omission made in any Memoranda that is corrected in the Final Memorandum (or any amendment or supplement thereto) if the person asserting such loss, claim, damage or liability purchased Securities from the Initial Purchasers in reliance on such Memoranda but was not given the Final Memorandum (or any amendment or supplement thereto) on or prior to the confirmation of the sale of such Securities. The Company and the Guarantors further agree jointly and severally to reimburse the Initial Purchasers and the Financial Advisor for any reasonable legal and other expenses as they are incurred by it in connection with investigating, preparing to defend or defending any lawsuits, claims or other proceedings or investigations for which indemnification may be sought under this paragraph (a); provided that if the Company and the Guarantors reimburse an Initial Purchaser or the Financial Advisor hereunder for any expenses incurred in connection with a lawsuit, claim or other proceeding for which indemnification is sought, such Initial Purchaser or the Financial Advisor, as the case may be, hereby agrees to refund such reimbursement of expenses to the extent that the losses, claims, damages or liabilities arise out of or are based upon an untrue statement or omission or alleged untrue statement or omission made in any of the documents referred to in this paragraph (a) in reliance upon and in conformity with the information relating to such Initial Purchaser or the Financial Advisor furnished in writing by such Initial Purchaser or the Financial Advisor for inclusion therein (or for a breach by such Initial Purchaser of any representation or warranty contained in this Agreement). The Company and the Guarantors further agree that the indemnification, contribution and reimbursement commitments set forth in this Article VII shall apply whether or not an Initial Purchaser or the Financial Advisor is a formal party to any such lawsuits, claims or other proceedings. The indemnity, contribution and expense reimbursement obligations of the Company and the Guarantors under this Article VII shall be in addition to any liability the Company may otherwise have.

            (b) Indemnification by the Initial Purchasers and the Financial Advisor. Each of the Initial Purchasers and the Financial Advisor agrees and covenants, severally and not jointly, to hold harmless and indemnify the Company and the

      Guarantors and any director, officer, employee, agent or controlling Person of any of the foregoing from and against any losses, claims, damages, liabilities and expenses insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Materials, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with the information relating to an Initial Purchaser or the Financial Advisor furnished in writing by such Initial Purchaser or the Financial Advisor for inclusion therein. The indemnity, contribution and expense reimbursement obligations of the Initial Purchasers and the Financial Advisor under this Article VII shall be in addition to any liability the Initial Purchasers or the Financial Advisor may otherwise have.

            (c) Procedure. If any Person shall be entitled to indemnity (each an "Indemnified Party"), such Indemnified Party shall give prompt written notice to the party or parties from which such indemnity is sought (each an "Indemnifying Party") of the commencement of any action, suit, investigation or proceeding, governmental or otherwise (a "Proceeding"), with respect to which such Indemnified Party seeks indemnification or contribution pursuant hereto; provided, however, that the failure so to notify the Indemnifying Parties shall not relieve the Indemnifying Parties from any obligation or liability except to the extent that the Indemnifying Parties have been prejudiced materially by such failure. The Indemnifying Parties shall have the right, exercisable by giving written notice to an Indemnified Party promptly after the receipt of written notice from such Indemnified Party of such Proceeding, to assume, at the Indemnifying Parties' expense, the defense of any such Proceeding, with counsel reasonably satisfactory to such Indemnified Party; provided, however, that an Indemnified Party or Parties (if more than one such Indemnified Party is named in any Proceeding) shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or parties unless: (1) the Indemnifying Parties agree to pay such fees and expenses; or (2) the Indemnifying Parties fail promptly to assume the defense of such Proceeding or fail to employ counsel reasonably satisfactory to such Indemnified Party or Parties; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party or Parties and the Indemnifying Party or an Affiliate of the

      Indemnifying Party and such Indemnified Parties, and the Indemnified Parties shall have been advised in writing by counsel that there may be one or more legal defenses available to such Indemnified Party or Parties that are different from or additional to those available to the Indemnifying Parties and in the reasonable judgment of such counsel it is advisable for such Indemnified Parties to employ separate counsel, in which case, if such Indemnified Party or Parties notifies the Indemnifying Parties in writing that it elects to employ separate counsel at the expense of the Indemnifying Parties, the Indemnifying Parties shall not have the right to assume the defense thereof with respect to the Indemnified Parties and such counsel shall be at the expense of the Indemnifying Parties, it being understood, however, that the Indemnifying Parties shall not, in connection with any one such Proceeding or separate but substantially similar or related Proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for such Indemnified Party or Parties (which firm (and local counsel, if any) shall be designated in writing by such Indemnified Party or Parties), or for fees and expenses that are not reasonable. No Indemnified Party or Parties will settle any Proceeding without the consent of the Indemnifying Party or Parties (but such consent shall not be unreasonably withheld). Each Indemnified Party shall use its best efforts to cooperate with the Indemnifying Parties in the defense of any such Proceeding. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened Proceeding in respect of which any Indemnified Party is or could have been or a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement (i) includes an unconditional release of such Indemnified Party from all liability or claims that are the subject of such Proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any Indemnified Party.

            Section 7.2. Contribution. If for any reason the indemnification provided for in Section 7.1 of this Agreement is unavailable to an Indemnified Party, or insufficient to hold it harmless, in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnifying Party on the one hand and the Indemnified Party on the other from the offering of the Securities, but also the relative fault of the

Indemnifying and Indemnified Parties in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Indemnifying and Indemnified Parties shall be deemed to be in the same proportion as the total proceeds from the offering of the Securities (net of discounts but before deducting expenses) received by the Company bear to the total discounts and commissions received by the Initial Purchasers (including the amount thereof paid by the Initial Purchasers to the Financial Advisor). The relative fault of the Indemnifying and Indemnified Parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying or Indemnified Parties and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any such claim.

            The Company and the Guarantors, on the one hand, and the Initial Purchasers and the Financial Advisor, on the other hand, agree that it would not be just and equitable if contribution pursuant to the immediately preceding paragraph were determined pro rata or per capita or by any other method of allocation which does not take into account the equitable considerations referred to in such paragraph. Notwithstanding any other provision of this
Section 7.2, neither the Initial Purchasers nor the Financial Advisor shall be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by the Initial Purchasers under this Agreement (or any such compensation received by the Financial Advisor from the Initial Purchasers), less the aggregate amount of any damages that such Initial Purchaser or the Financial Advisor, as the case may be, has otherwise been required to pay by reason of the untrue or alleged untrue statements or a breach of a representation or warranty or the omissions or alleged omissions to state a material fact. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

            Section 7.3. Registration Rights. Notwithstanding anything to the contrary in this Article VII, the indemnification and contribution provisions of the Registration Rights Agreement shall govern any claim with respect thereto.

                                  ARTICLE VIII.

                                  MISCELLANEOUS

            Section 8.1. Survival of Provisions. The representations, warranties and covenants of the Company, the Guarantors and their respective officers and the Initial Purchasers and the Financial Advisor made herein, the indemnity and contribution agreements contained herein and each of the provisions of Articles VI, VII and VIII shall remain operative and in full force and effect regardless of (a) the investigation made by or on behalf of the Company or a Guarantor, the Initial Purchasers or the Financial Advisor or any Indemnified Party, (b) acceptance of any of the Securities and payment therefor, (c) any termination of this Agreement or (d) disposition of the Securities by an Initial Purchaser whether by redemption, exchange, sale or otherwise.

            Section 8.2. Termination. (a) This Agreement may be terminated in the sole discretion of the Initial Purchasers and the Financial Advisor by notice to the Company given prior to the Time of Purchase in the event that the Company or any Guarantor shall have failed, refused or been unable to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior thereto or, if at or prior to the Closing:

                  (i) the Company or any of its Subsidiaries shall have
            sustained any loss or interference with respect to its businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slow down or work stoppage or any legal or governmental proceeding, which loss or interference, in the sole judgment of the Initial Purchasers and the Financial Advisor, has had or has a Material Adverse Effect, or there shall have been any event or development that, individually or in the aggregate, has or could be reasonably likely to have a Material Adverse Effect (including without limitation a change in control of the Company or any of its Subsidiaries), except in each case as described in the Final Memorandum (exclusive of any amendment or supplement thereto);

                  (ii) trading in securities generally on the New York Stock
            Exchange, American Stock Exchange or the Nasdaq National Market shall have been suspended or minimum or maximum prices shall have been established on any such exchange or market;

                  (iii) a banking moratorium shall have been declared by New
            York or United States authorities;

                  (iv) there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, or (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or any other national or international calamity or emergency, or (C) any material change in the financial markets of the United States which, in the case of
            (A), (B) or (C) above and in the sole judgment of the Initial Purchasers and the Financial Advisor, makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities as contemplated by the Final Memorandum; or

                  (v) the Notes shall have been downgraded or placed on any
            "watch list" for possible downgrading by any nationally recognized statistical rating organization.

            (b) Termination of this Agreement pursuant to this Section 8.2 shall be without liability of any party to any other party except as provided in
      Section 8.1 hereof. If for any reason the Securities are not delivered by or on behalf of the Company as provided herein (other than by reason of a failure by the Initial Purchasers to purchase the Securities after satisfaction of all the conditions set forth in Section 4.1 hereof), in addition to any liability the Company may have as provided in Section 8.1 hereof, the Company will reimburse the Initial Purchasers for all out-of-pocket expenses approved in writing by them including fees and disbursements of counsel, reasonably incurred by the Initial Purchasers in making preparations for the purchase, sale and delivery of the Securities.

            Section 8.3. No Waiver; Modifications in Writing. No failure or delay on the part of the Company, a Guarantor or the Initial Purchasers or the Financial Advisor in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company, a Guarantor or the Initial Purchasers or the Financial Advisor at law or in equity or otherwise. No waiver of or consent to any departure by the Company, a Guarantor or the Initial Purchasers or the Financial Advisor from any provision of this Agreement shall be effective unless signed in writing by the party entitled to the benefit thereof, provided that notice of any such waiver shall be given to each party hereto as set forth below. Except as otherwise provided herein, no amendment, modification or termination of any provision of this Agreement shall be effective unless signed in writing by or on behalf of each of the Company, the Guarantors, the Initial Purchasers or the Financial Advisor. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company, a Guarantor, the Initial Purchasers or the Financial Advisor from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Company or a Guarantor in any case shall entitle the Company or a Guarantor to any other or further notice or demand in similar or other circumstances.

            Section 8.4. Information Supplied by the Initial Purchasers and the Financial Advisor. The statements set forth in the third paragraph, the second and third sentences of the fourth paragraph, the fourth sentence of the sixth paragraph and the ninth, tenth, eleventh and twelfth paragraphs under the heading "Plan of Distribution" in the Final Memorandum (to the extent such statements relate to such Initial Purchaser or the Financial Advisor) constitute the only information furnished by the Initial Purchasers and the Financial Advisor to the Company for the purposes of Sections 3.1(a) and 7.1(a) and (b) hereof.

            Section 8.5. Communications. All notices, demands and other communications provided for hereunder shall be in writing, and, (a) if to the Initial Purchasers or the Financial Advisor, shall be given by registered or certified mail, return receipt requested, telex, telegram, telecopy, courier service or personal delivery, addressed to CIBC Oppenheimer Corp., 425 Lexington Avenue, 3rd Floor, New York, New York 10017, Attention: Neil Wiesenberg, with a copy to Willkie Farr & Gallagher, One Citicorp Center, 153 East 53rd Street, New York, New York 10022, Attention: Laurence D. Weltman, Esq., and (b) if to the Company or a Guarantor, shall be given by similar means to Morris Material Handling, Inc., 315 W. Forest Hill Avenue, Oak Creek, Wisconsin 53154,
Attention: Martin L. Ditkof, General Counsel, with a copy to Akin, Gump, Strauss, Hauer & Feld, LLP, 1333 New Hampshire Avenue, N.W., Suite 400, Washington, D.C. 20036 Attention: Russell Parks, Esq. In each case notices, demands and other communications shall be deemed given when received.

            Section 8.6. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

            Section 8.7. Successors. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Financial Advisor, the Company, the Guarantors and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other Person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such Persons and for the benefit of no other Person except that (i) the indemnities of the Company and the Guarantors contained in Section 7.1(a) of this Agreement shall also be for the benefit of the directors, officers, employees and agents of the Initial Purchasers and the Financial Advisor and any Person or Persons who control the Initial Purchasers or the Financial Advisor within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnities of the Initial Purchasers and the Financial Advisor contained in Section 7.1(b) of this Agreement shall also be for the benefit of the Company, the Guarantors, their respective directors, officers, employees and agents and any Person or Persons who control the Company or a Guarantor within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of any Securities from the Initial Purchasers will be deemed a successor because of such purchase.

            Section 8.8. Governing Law. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

            Section 8.9. Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

            Section 8.10. Headings. The Article and Section headings and Table of Contents used or contained in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

                                   MORRIS MATERIAL HANDLING, INC.

                                   By: /s/ David D. Smith
                                      ---------------------------------
                                      Name: David D. Smith
                                      Title: Vice President

                                   BIRMINGHAM CRANE & HOIST, INC.
                                   CMH MATERIAL HANDLING, LLC
                                   EPH MATERIAL HANDLING, LLC
                                   HARNISCHFEGER DISTRIBUTION & SERVICE, LLC
                                   HPH MATERIAL HANDLING, LLC
                                   MATERIAL HANDLING, LLC
                                   MHE TECHNOLOGIES, INC.
                                   MORRIS MECHANICAL HANDLING, INC.
                                   MPH CRANE, INC.
                                   NPH MATERIAL HANDLING, INC.
                                   PHME SERVICE, INC.
                                   PHMH HOLDING COMPANY
                                   HERCULES S.A. de C.V.
                                   HYDRAMACH ULC
                                   KAVERIT STEEL AND CRANE ULC
                                   MONDEL ULC
                                   MORRIS MECHANICAL HANDLING PTY. LTD.
                                   LOWFILE LIMITED
                                   INVERCOE ENGINEERING LIMITED
                                   BUTTERS ENGINEERING LIMITED
                                   MMH (HOLDINGS) LIMITED
                                   MORRIS MECHANICAL HANDLING LIMITED
                                   MMH INTERNATIONAL LIMITED
                                   REDCROWN, ULC
                                   SPH CRANE & HOIST, INC.
                                   MORRIS MATERIAL HANDLING, LTD.
                                   MATERIAL HANDLING EQUIPMENT NEVADA
                                   CORPORATION
                                   MHE CANADA, ULC
                                   MORRIS MATERIAL HANDLING, LLC
                                   3014794 NOVA SCOTIA ULC


                                   By: /s/ David D. Smith
                                      ---------------------------------
                                      Name: David D. Smith
                                      Title: Vice President

                                   The foregoing Agreement is hereby confirmed and accepted as of the date first written above:

                                   INITIAL PURCHASERS:

                                   CIBC OPPENHEIMER CORP.

                                   By: /s/ Neil Weisenberg
                                      ---------------------------------
                                      Name: Neil Weisenberg
                                      Title: Managing Director

                                   GOLDMAN, SACHS & CO.

                                   By: /s/ Goldman, Sachs & Co.
                                      ---------------------------------
                                      Name: Goldman, Sachs & Co.
                                      Title:

                                   FINANCIAL ADVISOR:

                                   INDOSUEZ CAPITAL

                                   By: Kenneth J. Kencel
                                      ---------------------------------
                                      Name: Kenneth J. Kencel
                                      Title: Managing Director

                                                                      SCHEDULE I

                                                   PRINCIPAL AMOUNT
INITIAL PURCHASER                              OF NOTES TO BE PURCHASED
-----------------                              ------------------------

CIBC OPPENHEIMER CORP.                                170,000,000

GOLDMAN, SACHS & CO.                                   30,000,000

                                                     -------------
Total                                                $200,000,000

                                                                     SCHEDULE II

--------------------------------------------------------------------------------
                              Outstanding
                                Capital                            Percentage of
Subsidiaries                   Interests               Holder       Class Held
------------                   ---------               ------       ----------
--------------------------------------------------------------------------------
3016674 Nova Scotia                               Morris Material
ULC                                               Handling, LLC
--------------------------------------------------------------------------------
Birmingham Crane &               10,000           PHMH Holding Company
Hoist, Inc.
--------------------------------------------------------------------------------
Butters Engineering              100,000          Invercoe
Services Limited                                  Engineering Limited
--------------------------------------------------------------------------------
Morris Material                                   MHE Canada, ULC
Handling, LLC
--------------------------------------------------------------------------------
CMH Material                                      Harnischfeger         99%
Handling, LLC                                     Distribution &
                                                  Service, LLC
                                                  PHME Service, Inc.    1%
--------------------------------------------------------------------------------
EPH Material Handling,                            Harnischfeger         99%
LLC                                               Distribution &
                                                  Service, LLC
                                                  PHME Service, Inc.    1%
--------------------------------------------------------------------------------
Harnischfeger                                     Material Handling     99%
Distribution &                                    Equipment Nevada
Service, LLC                                      Corporation
                                                  PHME Service, Inc.    1%
--------------------------------------------------------------------------------
Hercules S.A. de C.V.      8,000 common           Morris Material
                           28,610 variable        Handling, Inc.
                           3,624,390 unlimited    PHME Holding
                                                  Company
--------------------------------------------------------------------------------
HPH Material                                      Harnischfeger         99%
Handling, LLC                                     Distribution &
                                                  Service, LLC
                                                  PHME Service, Inc.    1%
--------------------------------------------------------------------------------
Hydramach ULC                      1              3014794 Nova Scotia
                                                  ULC
--------------------------------------------------------------------------------
Invercoe Engineering       100,000 ordinary       Lowfile Limited
Ltd.                       14,286A ordinary
--------------------------------------------------------------------------------
Kaverit Steel & Crane      20 common              3014794 Nova Scotia
ULC                                               ULC
--------------------------------------------------------------------------------
Linear Motors Limited                100          Morris Mechanical
                                                  Handling Ltd.
--------------------------------------------------------------------------------
Lowfile Limited                      100          RedCrown, ULC

--------------------------------------------------------------------------------
Material Handling          100 common             PHMH Holding Company
Equipment Nevada
Corporation
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                              Outstanding
                                Capital                            Percentage of
Subsidiaries                   Interests               Holder       Class Held
------------                   ---------               ------       ----------
-------------------------------------------------------------------------------
Material Handling, LLC                            Morris Material       100%
                                                  Handling, Inc.
-------------------------------------------------------------------------------
MHE Technologies, Inc.     1,000 common           PHMH Holding Company  100%
-------------------------------------------------------------------------------
MHE Canada ULC                                    Morris Material       100%
                                                  Handling, Inc.
-------------------------------------------------------------------------------
Morris Material                                   Morris Material       100%
Handling, Ltd.                                    Handling, Inc.

-------------------------------------------------------------------------------
MMH (Holdings) Ltd.        175,000 ordinary       Lowfile Limited       100%
                           775,000 A ordinary
                           37,975,000 B ordinary
                           10,725,000 C           Harnischfeger
                           preferred..            Holdings Ltd.
-------------------------------------------------------------------------------
MMH International Ltd.          3,776,471         MMH (Holdings) Ltd.   100%
-------------------------------------------------------------------------------
Mondel ULC                 8,600 common           3014794 Nova Scotia   100%
                                                  ULC
-------------------------------------------------------------------------------
Morris Blooma Pte Ltd.           37,500           PHMH Holding Co.      85%
                                 56,250           Soh Heng Keow
                                 56,250           Tan Lee Peng
-------------------------------------------------------------------------------
Morris Material                                   MMH Holdings, Inc.    100%
Handling, Inc.
-------------------------------------------------------------------------------
Morris Mechanical                 1,000           MMH International     100%
Handling, Inc.                                    Limited
-------------------------------------------------------------------------------
Morris Mechanical          9,949,678 ordinary     MMH (Holdings) Ltd.   100%
Handling, Ltd.             300,000 cum preferred
-------------------------------------------------------------------------------
Morris Mechanical                    200          MMH International     100%
Handling, Pty Ltd.                                Ltd.
-------------------------------------------------------------------------------
MPH Crane, Inc.            450 non-voting         PHMH Holding Co.      100%
                           50 voting
-------------------------------------------------------------------------------
NPH Material Handling,               98           Material Handling     100%
Inc.                                              Equipment Nevada
                                                  Corp.
                                      2           PHME Service, Inc.
-------------------------------------------------------------------------------
P&H Middle East Ltd.                  1           PHMH Holding Co.      100%
-------------------------------------------------------------------------------
PHME Service, Inc.         100 common             PHMH Holding Co.      100%
-------------------------------------------------------------------------------
PHMH Holding Co.           350 class A voting     Morris Material       100%
                           250 class B            Handling, Inc.
                           non-voting
-------------------------------------------------------------------------------
RedCrown, ULC                                     Morris Material       99.9%
                                                  Handling, Ltd.
                                                  Morris Material
                                                  Handling, Inc.        0.1%
-------------------------------------------------------------------------------
Royce Ltd.                 2 ordinary             Morris Mechanical     100%
                                                  Handling Limited
-------------------------------------------------------------------------------
SPH Crane & Hoist, Inc.                           PHMH Holding Company  100%
-------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              Outstanding
                                Capital                            Percentage of
Subsidiaries                   Interests               Holder       Class Held
------------                   ---------               ------       ----------
-------------------------------------------------------------------------------
Inc.                                              Company
--------------------------------------------------------------------------------
U.K. Crane Services        2 ordinary             Morris Mechanical     100%
Ltd.                                              Handling Limited
------------------------------------------------------------------------------
Vaughan Crane Co.          2 ordinary             Morris Mechanical     100%
                                                  Handling Limited
--------------------------------------------------------------------------------


                                       3